Exhibit 23
                 CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form 8-K/A of Mity-Lite, Inc. of our report dated April 3, 1997 on the 1996 and 1995 financial statements of Sican Corp.


Crowe, Chizek and Company LLP
Elkhart, Indiana
June 6, 1997